Exhibit 99
For immediate release	For information contact:
F. Barry Bilson
(410) 539-0000
www.leggmason.com

LEGG MASON ANNOUNCES SEPTEMBER QUARTER OPERATING RESULTS

Income from Continuing Operations up 38% from Year Ago Quarter on 25% Revenue Increase

Net Income of $121.0 Million, or $0.99 per Diluted Share

Assets Under Management $417 Billion, up 34%

Baltimore, MD -- October 25, 2005 -- Legg Mason, Inc. (NYSE: LM) today reported its operating results for the quarter ended September 30, 2005. In light of the pending sale of its Private Client and Capital Markets businesses, these businesses are accounted for as discontinued operations; the firm's continuing operations consist solely of its Asset Management business.

  Income from continuing operations, net of income taxes, totaled $92.1 million in the September 2005 quarter, up 38% from $66.7 million in the year ago period, on revenues of $466.4 million, up 25% from $373.6 million. Diluted earnings per share from continuing operations were $0.75, up 27% from $0.59.
  Net income, which includes both continuing and discontinued operations, was $121.0 million, up 32% from $91.7 million in the comparable quarter a year ago. Diluted earnings per share totaled $0.99, up 22% from $0.81.
  Assets under management increased by $105.6 billion in the last 12 months, or 34%, to a record $416.6 billion1. Net client cash flows during the 12-month period aggregated $71.7 billion, or 68% of the increase. During the quarter, assets under management increased by $19.1 billion, with net client cash flows representing $13.9 billion, or 73% of the increase.

Commenting on the results, Raymond A. "Chip" Mason, chairman and CEO, said:

"Our Asset Management business had another solid quarter, with net income up 38% year-over-year on a 25% increase in revenues, and assets under management up 34%. Our Institutional and Mutual Funds businesses were particularly strong, achieving solid revenue increases in relation to both the June and year ago quarters. Most noteworthy were the results achieved by Western Asset: the firm's net client cash flows during the quarter totaled more than 5% of its assets under management at the beginning of the quarter.

"Asset Management will be our sole business after we close our transaction with Citigroup, anticipated for the December quarter.

"Our discontinued operations include our Private Client and Capital Markets businesses. Private Client's revenues and pre-tax profit margin were up from both the June and prior year quarters, while

_____________________________

1 Assets under management included $5.0 billion, $4.9 billion and $4.1 billion attributable to discontinued operations as of September 30, 2005, June 30, 2005 and September 30, 2004, respectively.

LEGG MASON, INC.
News Release - October 25, 2005

Capital Markets' results were improved over the June quarter but continued lower than a year ago. Both businesses, we believe, have been negatively affected by the distractions of their pending sale."

Results from Continuing Operations for the Quarter

The revenues of our continuing operations in the quarter ended September 30, 2005 were $466.4 million, up 25% from $373.6 million in the prior year quarter. These revenues are comprised of investment advisory fees from separate accounts -- which were up 31% to $254.0 million; investment advisory fees from our proprietary funds -- which were up 24%, to $135.1 million; distribution and service fees -- up 17%, to $72.8 million, and other revenues -- which were down 44%, to $4.4 million.

Strong growth in assets under management experienced by each of our three asset management divisions -- Institutional, Mutual Funds and Wealth Management -- over the last 12 months resulted in strong growth in their fee revenues in comparison with the year ago period, with Western Asset's increases being particularly strong in both dollar and percentage terms.

Net income and diluted earnings per share, in each case from continuing operations, were $92.1 million, up 38% from a year ago, and $0.75, up 27%, respectively.

Legg Mason's operating income margin was 29.7%, down from 30.3% in the year ago quarter, and our pre-tax profit margin from continuing operations was 31.7%, up from 28.6%. The effective tax rate on continuing operations was 37.6% versus 37.5%.

As of September 30, 2005, stockholders' equity was $2.717 billion, up 57% from $1.728 billion a year ago, and book value per share was up 42%, to $23.75 from $16.69. Legg Mason had 114.4 million shares outstanding as of September 30, 2005 and 123.4 million weighted average diluted shares for the quarter.

Assets Under Management

Assets under management as of September 30, 2005 aggregated $416.6 billion, an increase of $105.6 billion, or 34%, from $311.0 billion a year ago. Net client cash flows of $71.7 billion were responsible for 68% of the increase, with market performance -- including currency translation -- accounting for 28% and the December 2004 acquisition of the business of Legg Mason Investment Counsel accounting for the remainder.

In the last three months, assets under management increased by $19.1 billion, or 5%, from $397.5 billion as of June 30, 2005. Net client cash flows aggregated $13.9 billion during the quarter, or 73% of the increase, with Western Asset being the principal contributor. The Institutional and Mutual Funds divisions had positive net client cash flows during the quarter.

At quarter end, fixed income assets represented 62% and equity assets represented 38% of our total assets under management. Our Institutional asset management division was responsible for 67% of our total managed assets, while our Mutual Funds division was responsible for 21% and Wealth Management, 12%. Also at quarter end, assets from non-US domiciled clients aggregated $102.5 billion, or 25% of total assets under management.

Results of Continuing Operations Fiscal Year to Date

For the fiscal year to date ended September 30, 2005, the revenues of our continuing operations totaled $904.1 million, up 25% from $722.8 million in the prior year period. Investment advisory fees from separate accounts were up 34% to $491.1 million; investment advisory fees from our proprietary funds were up 20%, to $260.5 million; distribution and service fees were up 15%, to $142.4 million; and other revenues were down 27%, to $10.2 million.

LEGG MASON, INC.
News Release - October 25, 2005

Net income and diluted earnings per share for the period, in each case from continuing operations, were $181.3 million, up 39% from a year ago, and $1.49, up 30%, respectively. As previously disclosed, in the current period Legg Mason reversed approximately $8.2 million in a previously recorded litigation award charge, as a result of agreeing to settle a civil copyright infringement lawsuit.

Also for the fiscal year to date, Legg Mason's operating income margin was 30.8%, versus 30.7% in the year ago period, and our pre-tax profit margin from continuing operations was 32.1%, up from 28.7%. The effective tax rate on continuing operations was 37.5% versus 37.2%.

Results of Discontinued Operations

For the quarter ended September 30, 2005, Private Client's net revenues were $189.9 million, up 11% from $171.2 million in the prior year quarter, primarily due to increased fee-based brokerage revenues and distribution fees from proprietary and non-proprietary mutual funds. Private Client's pre-tax earnings were $40.8 million, up 38% from $29.5 million, and its pre-tax profit margin increased to 21.5% from 17.2%.

Capital Markets' net revenues for the quarter declined by 11%, to $63.5 million from $71.1 million, and its pre-tax earnings declined by 44%, to $7.0 million from $12.5 million. Capital Markets' pre-tax profit margin was 11.1%, down from 17.6%. All three businesses within Capital Markets -- Institutional Equity, Corporate Finance & Structured Products and Institutional Fixed Income -- experienced declines in their pre-tax earnings.

For the fiscal year to date ended September 30, 2005, Private Client's net revenues were $377.2 million, up 9% from the year ago period's $344.7 million, primarily due to increased fee-based brokerage revenues and distribution fees from proprietary and non-proprietary mutual funds. Private Client's pre-tax earnings for the period were $76.2 million, up 28% from $59.3 million.

Capital Markets' net revenues for the fiscal year to date declined by 9%, from $138.7 million to $126.7 million, and its pre-tax earnings declined by 44%, from $20.3 million to $11.5 million. All three businesses within Capital Markets -- Institutional Equity, Corporate Finance & Structured Products and Institutional Fixed Income -- experienced declines in their net revenues and pre-tax earnings during the period.

Conference Call to Discuss Results

A conference call to discuss the Company's results, hosted by Mr. Mason, will be held at 10:00 a.m. EDT today. The call will be open to the general public. Interested participants should access the call by dialing 1-866-847-7860 (or 1-703-639-1427 for international calls) at least 10 minutes prior to the scheduled start to ensure connection.

A replay or transcript of the live broadcast will be available on the Legg Mason website, in the Investor Relations section, or by dialing 1-888-266-2081 (or 1-703-925-2533 for international calls), access Pin Number 792283, after the completion of the call.

Legg Mason, Inc., headquartered in Baltimore, is a holding company that provides asset management, securities brokerage, investment banking and related financial services through its subsidiaries.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

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LEGG MASON, INC. News Release - October 25, 2005 Page 4

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands, except per share amounts)

	Quarters Ended			Period to Period Change

				September 2005 Compared to June 2005	September 2005 Compared to September 2004

	September 2005	June 2005	September 2004

Revenues:
Investment advisory fees:
Separate accounts	$254,010	$237,050	$194,170	7.2%	30.8%
Funds	135,139	125,360	109,406	7.8	23.5
Distribution and service fees	72,817	69,547	62,179	4.7	17.1
Other	4,422	5,729	7,856	(22.8)	(43.7)

Total revenues	466,388	437,686	373,611	6.6	24.8

Non-interest expenses:
Compensation and benefits	209,937	191,782	158,341	9.5	32.6
Distribution and servicing	72,728	68,846	59,242	5.6	22.8
Communications and technology	14,721	13,776	11,865	6.9	24.1
Occupancy	8,016	7,193	6,889	11.4	16.4
Amortization of intangible assets	5,844	5,845	5,151	-	13.5
Litigation award settlement	-	(8,150)	-	n/m	n/m
Other	16,573	18,147	18,755	(8.7)	(11.6)

Total non-interest expenses	327,819	297,439	260,243	10.2	26.0

Operating income	138,569	140,247	113,368	(1.2)	22.2

Other income (expense)
Interest income	12,384	9,320	3,761	32.9	229.3
Interest expense	(10,567)	(10,156)	(11,343)	4.0	(6.8)
Other	7,321	2,700	880	171.1	731.9

Total other income (expenses), net	9,138	1,864	(6,702)	390.2	236.3

Income from continuing operations
before income tax provision	147,707	142,111	106,666	3.9	38.5

Provision for income taxes	55,572	52,971	40,016	4.9	38.9

Income from continuing operations	92,135	89,140	66,650	3.4	38.2

Income from discontinued operations, net	28,901	23,635	25,012	22.3	15.5

Net income	$121,036	$112,775	$91,662	7.3	32.0

n/m - Not meaningful

[continued on next page]

LEGG MASON, INC. News Release - October 25, 2005 Page 5

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(continued)

	Quarters Ended			Period to Period Change

	September 2005	June 2005	September 2004	September 2005 Compared to June 2005	September 2005 Compared to September 2004

Net income per common share:
Basic
Income from continuing operations	$0.82	$0.82	$0.65	-%	26.2%
Income from discontinued operations	0.26	0.22	0.25	18.2	4.0

	$1.08	$1.04	$0.90	3.8	20.0

Diluted
Income from continuing operations	$0.75	$0.74	$0.59	1.4	27.1
Income from discontinued operations	0.24	0.19	0.22	26.3	9.1

	$0.99	$0.93	$0.81	6.5	22.2

Weighted average number of common
shares outstanding:
Basic	111,682	108,803	101,932
Diluted	123,444	121,977	114,742

n/m - Not meaningful

LEGG MASON, INC. News Release - October 25, 2005 Page 6

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollar amounts in thousands, except per share amounts)

	For the Six Months Ended		Period to Period Change

	September 2005	September 2004

Revenues:
Investment advisory fees:
Separate accounts	$491,060	$367,040	33.8%
Funds	260,499	217,953	19.5
Distribution and service fees	142,364	123,894	14.9
Other	10,151	13,956	(27.3)

Total revenues	904,074	722,843	25.1

Non-interest expenses:
Compensation and benefits	401,719	299,230	34.3
Distribution and servicing	141,574	118,983	19.0
Communications and technology	28,497	22,547	26.4
Occupancy	15,209	13,352	13.9
Amortization of intangible assets	11,689	10,274	13.8
Litigation award settlement	(8,150)	-	n/m
Other	34,720	36,352	(4.5)

Total non-interest expenses	625,258	500,738	24.9

Operating income	278,816	222,105	25.5

Other income (expense)
Interest income	21,704	7,293	197.6
Interest expense	(20,723)	(22,359)	(7.3)
Other	10,021	664	n/m

Total other income (expenses), net	11,002	(14,402)	176.4

Income from continuing operations
before income tax provision	289,818	207,703	39.5

Provision for income taxes	108,543	77,343	40.3

Income from continuing operations	181,275	130,360	39.1

Income from discontinued operations, net	52,536	47,716	10.1

Net income	233,811	178,076	31.3

n/m - Not meaningful

[continued on next page]

LEGG MASON, INC. News Release - October 25, 2005 Page 7

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(continued)

	For the Six Months Ended		Period to

	September 2005	September 2004	Period Change

Net income per common share:
Basic
Income from continuing operations	$1.64	$1.28	28.1%
Income from discontinued operations	0.48	0.47	2.1

	$2.12	$1.75	21.1

Diluted
Income from continuing operations	$1.49	$1.15	29.6
Income from discontinued operations	0.43	0.42	2.4

	$1.92	$1.57	22.3

Weighted average number of common
shares outstanding:
Basic	110,251	101,754
Diluted	122,804	115,181

Book value per common share	$23.75	$16.69

n/m - Not meaningful

LEGG MASON, INC. News Release - October 25, 2005 Page 8

LEGG MASON, INC. AND SUBSIDIARIES
SELECTED FINANCIAL RESULTS OF DISCONTINUED OPERATIONS
(Dollar amounts in thousands)

	Quarters Ended			Period to Period Change

				September 2005	September 2005
				Compared	Compared
	September 2005	June 2005	September 2004	to June 2005	to September 2004

Revenues:
Private Client	$211,893	$205,098	$177,216	3.3	19.6%
Capital Markets	65,075	64,611	71,198	0.7	(8.6)

	276,968	269,709	248,414	2.7	11.5
Reclassification (1)	(48,015)	(47,039)	(41,151)	2.1	16.7

Discontinued Operations	$228,953	$222,670	$207,263	2.8	10.5

Net Revenues:
Private Client	$189,868	$187,323	$171,151	1.4	10.9
Capital Markets	63,548	63,187	71,056	0.6	(10.6)

	253,416	250,510	242,207	1.2	4.6
Reclassification (1)	(48,015)	(47,039)	(41,151)	2.1	16.7

Discontinued Operations	$205,401	$203,471	$201,056	0.9	2.2

Income before income tax provision:
Private Client	$40,823	$35,338	$29,482	15.5	38.5
Capital Markets	7,032	4,451	12,532	58.0	(43.9)

Discontinued Operations	$47,855	$39,789	$42,014	20.3	13.9

Income from discontinued operations, net
Private Client	$24,662	$20,991	$17,538	17.5	40.6
Capital Markets	4,239	2,644	7,474	60.3	(43.3)

Discontinued Operations	$28,901	$23,635	$25,012	22.3	15.5

n/m - Not meaningful

(1) Represents distribution fees from proprietary mutual funds, historically reported in Private Client, that have been reclassified to continuing operations to reflect Legg Mason's continuing role as funds' distributor.

LEGG MASON, INC. News Release - October 25, 2005 Page 9

LEGG MASON, INC. AND SUBSIDIARIES
SELECTED FINANCIAL RESULTS OF DISCONTINUED OPERATIONS
(Dollar amounts in thousands)

	For the Six Months Ended		Period to

	September 2005	September 2004	Period Change

Revenues:
Private Client	$416,991	$354,848	17.5
Capital Markets	129,686	139,704	(7.2)

	546,677	494,552	10.5
Reclassification (1)	(95,054)	(84,909)	11.9

Discontinued Operations	$451,623	$409,643	10.2

Net Revenues:
Private Client	$377,191	$344,670	9.4
Capital Markets	126,735	138,700	(8.6)

	503,926	483,370	4.3
Reclassification (1)	(95,054)	(84,909)	11.9

Discontinued Operations	$408,872	$398,461	2.6

Income before income tax provision:
Private Client	$76,161	$59,331	28.4
Capital Markets	11,483	20,347	(43.6)

Discontinued Operations	$87,644	$79,678	10.0

Income from discontinued operations, net
Private Client	$45,653	$35,531	28.5
Capital Markets	6,883	12,185	(43.5)

Discontinued Operations	$52,536	$47,716	10.1

n/m - Not meaningful

(1) Represents distribution fees from proprietary mutual funds, historically reported in Private Client, that have been reclassified to continuing operations to reflect Legg Mason's continuing role as funds' distributor.

LEGG MASON, INC. News Release - October 25, 2005 Page 10

LEGG MASON, INC. AND SUBSIDIARIES
ASSETS UNDER MANAGEMENT (1)
(Dollar amounts in billions)
(Unaudited)

	September 30,				June 30,

	2005	% of Total	2004	% of Total	2005	% of Total

By asset class:
Equity	$156.8	37.6	$119.4	38.4	$149.6	37.6
Fixed Income	259.8	62.4	191.6	61.6	247.9	62.4

Total	$416.6	100.0	$311.0	100.0	$397.5	100.0

By asset management division:
Wealth Management	$48.8	11.7	$37.5	12.1	$48.9	12.3
Institutional	281.6	67.6	203.8	65.5	266.0	66.9
Mutual Funds	86.2	20.7	69.7	22.4	82.6	20.8

Total	$416.6	100.0	$311.0	100.0	$397.5	100.0

COMPONENT CHANGES IN ASSETS UNDER MANAGEMENT
(Dollar amounts in billions)
(Unaudited)

	Three Months Ended			Six Months Ended		Twelve Months Ended

	September 30,		June 30,	September 30,		September 30,
	2005	2004	2005	2005	2004	2005

Beginning of period	$397.5	$295.7	$372.9	$372.9	$286.4	$311.0
Net client cash flows	13.9	12.7	16.2	30.1	22.8	71.7
Market appreciation, net	6.1	2.6	8.4	14.5	1.8	29.4
Acquisitions (Dispositions)(2)	(0.9)	-	-	(0.9)	-	4.5

End of period	$416.6	$311.0	$397.5	$416.6	$311.0	$416.6

(1) Assets under management include $5.0 billion, $4.9 billion and $4.1 billion, primarily in the Wealth
    Management division, attributable to discontinued operations as of September 30, 2005, June 30, 2005, and
    September 30, 2004, respectively.

(2) The September 2005 quarter includes $900 million of client assets previously managed by Legg Mason under advisory arrangements that have been transferred to a third party.